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Exhibit 99.4

LIST OF SCHEDULES AND EXHIBITS TO AGREEMENT AND PLAN OF MERGER AND AMENDMENTS THERETO**

DEFINED TERMS

Term	Definition
DIRECTV	The DIRECTV Group, Inc.
Holdings	DIRECTV
Liberty	Liberty Media Corporation
Malone	Dr. John C. Malone
Splitco	Liberty Entertainment, Inc.

SCHEDULES TO MERGER AGREEMENT

DIRECTV Disclosure Schedule

  Section 1.1(a)—Knowledge with respect to DIRECTV
  Section 1.1(c)—Splitco Cash Amount
  Section 1.6(d)—Directors of Greenlady
  Section 2.3—DIRECTV Stock Options and other Stock-Based Awards
  Section 5.1(b)—Subsidiaries
  Section 5.2(a)—Capitalization
  Section 5.3(b)—Noncontravention
  Section 5.11(d)—Tax Matters
  Section 6.3(a)—Conduct of Business by DIRECTV Pending the Transactions

Liberty Disclosure Schedule

  Section 1.1(b)—"Knowledge" with respect to Liberty Media Corporation
  Section 2.4—Splitco Stock Options and other Stock-Based Awards
  Section 3.2(a)—Capitalization
  Section 3.3(b)—Noncontravention
  Section 3.9—Splitco Takeover Proposals
  Section 4.1(b)—Subsidiaries
  Section 4.2(a)—Capitalization
  Section 4.3(b)—Noncontravention
  Section 4.4—Audited Financial Statements
  Section 4.4(c)—Absence of Certain Changes
  Section 4.4(d)—Liabilities
  Section 4.6—Compliance with Laws
  Section 4.7—Permits
  Section 4.8—Tax Matters
  Section 4.9—Employee Benefits
  Section 4.10—Labor Matters
  Section 4.12(a)—Contracts
  Section 4.12(b)—Material Default under or Material Breach of Splitco Material Contracts
  Section 4.13(b)—Splitco Leased Real Property
  Section 4.13(c)—Splitco Real Property Leases
  Section 4.14—Splitco Owned Intellectual Property
  Section 4.15—Affiliate Transactions
  Section 4.17—Operations of the Splitco Business since April 1, 2009
  Section 6.2(a)—Conduct of Business by Splitco and Liberty Pending the Transactions
  Section 6.2(b)(ii)—Pre-Closing Period Activity

  Section 6.2(b)(iii)(A)—Pre-Split-Off Distributions
  Section 6.2(b)(iii)(B)(y)—Post-Split-Off Distributions and Payments
  Section 6.6—Reasonable Best Efforts
  Section 7.2(i)(i)—Tax Matters
  Section 7.2(i)(ii)—Tax Matters

EXHIBITS TO MERGER AGREEMENT

Exhibit A-1—Amended and Restated Certificate of Incorporation of Holdings
Exhibit A-2—Amended and Restated Bylaws of Holdings
Exhibit A-3—Amended and Restated Certificate of Incorporation of Splitco
Exhibit A-4—Amended and Restated Bylaws of Splitco
Exhibit B—Form of Reorganization Agreement
Exhibit C—Program Access and Carriage Conditions
Exhibit D—Form of Indemnification Agreement
Exhibit E—Liberty Revolving Credit Agreement
Exhibit F—DIRECTV Credit Agreement
Exhibit G—Form of Assumption and Joinder Agreement
Exhibit H—Form of Malone Certificate
Exhibit I—Form of Services Agreement
Exhibit J—Form of Splitco 2009 Incentive Plan
Exhibit K—Form of Splitco 2009 Nonemployee Director Incentive Plan
Exhibit L—Form of Splitco Transitional Stock Adjustment Plan
Exhibit M—Form of Tax Sharing Agreement
Exhibit N—Form of DIRECTV Officer's Certificate

SCHEDULES TO AMENDMENT NO. 1 TO MERGER AGREEMENT

Schedule 4.1—Schedule 1.1 to the Reorganization Agreement
Schedule 4.2—Schedule 3.3 to the Reorganization Agreement

EXHIBITS TO AMENDMENT NO. 1 TO MERGER AGREEMENT

Exhibit A-1—Certificate of Incorporation of Holdings
Exhibit A-2—By-laws of Holdings
Exhibit A-3—Certificate of Incorporation of Splitco
Exhibit A-4—Certificate of Amendment of the By-laws of DIRECTV

**
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

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  Exhibit 99.4
LIST OF SCHEDULES AND EXHIBITS TO AGREEMENT AND PLAN OF MERGER AND AMENDMENTS THERETO
DEFINED TERMS